As filed with the Securities And Exchange Commission on August 4, 2006
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SYMBION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	40 Burton Hills Boulevard, Suite 500	62-1625480
(State or other jurisdiction of	Nashville, Tennessee 37215	(I.R.S. Employer
incorporation or organization)	(Address of Principal Executive Offices) (Zip Code)	Identification No.)

Symbion Long Term Incentive Plan
(Full Title of the Plan)

Richard E. Francis, Jr.	With copies to:
Chairman of the Board and	James H. Nixon III, Esq.
Chief Executive Officer	Waller Lansden Dortch & Davis, LLP
40 Burton Hills Boulevard, Suite 500	511 Union Street, Suite 2700
Nashville, Tennessee 37215	Nashville, Tennessee 37219-1760
(Name and Address of Agent For Service)	(615) 244-6380

(615) 234-5900
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
Title Of Each Class Of Securities	Amount To Be	Maximum Offering Price	Maximum Aggregate	Registration
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee (3)
Common Stock, $.01 par value per share (4)	1,164,258	$18.40	$21,422,348	$2,293

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee based on the average of the high and low prices per share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on August 2, 2006.
(3)	The Long Term Incentive Plan (formerly known as the Symbion Stock Incentive Plan) authorizes the issuance of a maximum of 4,021,476 shares of the Registrant’s common stock, of which 2,857,218 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-113272). An additional 1,164,258 shares of the Registrant’s common stock are being registered herewith and, in accordance with General Instruction E of Form S-8, the fee is being paid only with respect to these shares.
(4)	Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5 OPINION OF WALLER LANSDEN DORTCH & DAVIS, LLP
EX-23.1 CONSENT OF ERNST & YOUNG LLP

Explanatory Note
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 1,164,258 shares of Common Stock, par value $.01 per share, of Symbion, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the Registrant’s Long Term Incentive Plan (the “Incentive Plan”). The contents of the Registration Statement on Form S-8 (Registration No. 333-113272) previously filed by the Registrant with the Securities and Exchange Commission to register shares of Common Stock issuable pursuant to the Incentive Plan are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Number	Description
4.1	Certificate of Incorporation (a)

4.2	Certificate of Amendment to Certificate of Incorporation (b)

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock (b)

4.4	Bylaws (a)

4.5	Form of Common Stock Certificate (a)

4.6	Amended and Restated Investors’ Rights Agreement, dated as of June 25, 1999, among Symbion, Inc. and the security holders named therein (c)

4.7	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of August 11, 1999, among Symbion, Inc. and the security holders named therein (c)

4.8	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of April 1, 2002, among Symbion, Inc. and the security holders named therein (c)

4.9	Rights Agreement, dated as of February 6, 2004, between Symbion, Inc. and SunTrust Bank (d)

5	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in opinion filed as Exhibit 5)

24	Power of Attorney (included on page II-4)

99	Symbion Long Term Incentive Plan (e)

(a)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110555).

(b)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-113272).

(c)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (Registration Statement No. 333-89554), and incorporated by reference in this Registration Statement.
(d)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form 8-A filed with the SEC on February 6, 2004 (Registration No. 000-50574).
(e)	Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 4, 2006 (Registration No. 000-50574).
Item 9. Undertakings
(A) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(B) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on August 4, 2006.

SYMBION, INC.
By:	/S/ Richard E. Francis, Jr.
Richard E. Francis, Jr.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard E. Francis, Jr. and Clifford G. Adlerz, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement related to the same offering as this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/S/ Richard E. Francis, Jr. Richard E. Francis, Jr.	Chairman of the Board, Chief Executive Officer, Director (principal executive officer)	August 4, 2006
/S/ Kenneth C. Mitchell Kenneth C. Mitchell	Chief Financial Officer, Senior Vice President of Finance (principal financial and accounting officer)	August 4, 2006
/S/ Clifford G. Adlerz Clifford G. Adlerz	President, Chief Operating Officer, Director	August 4, 2006
/S/ William V. B. Webb William V. B. Webb	Chief Development Officer, Director	August 4, 2006
/S/ Frederick L. Bryant Frederick L. Bryant	Director	August 4, 2006

SIGNATURE	TITLE	DATE
/S/ Donald W. Burton Donald W. Burton	Director	August 4, 2006
/S/ Eve M. Kurtin Eve M. Kurtin	Director	August 4, 2006
/S/ Jack Tyrrell Jack Tyrrell	Director	August 4, 2006
David M. Wilds	Director

EXHIBIT INDEX

Number	Description
4.1	Certificate of Incorporation (a)

4.2	Certificate of Amendment to Certificate of Incorporation (b)

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock (b)

4.4	Bylaws (a)

4.5	Form of Common Stock Certificate (a)

4.6	Amended and Restated Investors’ Rights Agreement, dated as of June 25, 1999, among Symbion, Inc. and the security holders named therein (c)

4.7	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of August 11, 1999, among Symbion, Inc. and the security holders named therein (c)

4.8	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of April 1, 2002, among Symbion, Inc. and the security holders named therein (c)

4.9	Rights Agreement, dated as of February 6, 2004, between Symbion, Inc. and SunTrust Bank (d)

5	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in opinion filed as Exhibit 5)

24	Power of Attorney (included on page II-4)

99	Symbion Long Term Incentive Plan (e)

(a)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110555).

(b)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-113272).

(c)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (Registration Statement No. 333-89554), and incorporated by reference in this Registration Statement.

(d)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form 8-A filed with the SEC on February 6, 2004 (Registration No. 000-50574).

(e)	Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 4, 2006 (Registration No. 000-50574).